UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: July 18, 2008

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

445 Park Avenue, New York, New York  10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2008 the Board of Directors (the “Board”) of China North East Petroleum Holdings Limited (the “Company”) approved equity awards to its named executive officers and certain director as bonuses, pursuant to its 2006 Stock Option/Stock Issuance Plan.  The named executive officers and director will receive the following equity awards.

Wang Hongjun, Chairman, President and Chairman, will receive an option to purchase up to two hundred and thirty thousand (230,000) shares of the Company’s common stock at an exercise price equal to the closing bid price quoted on the OTCBB.  One hundred fifteen thousand (115,000) of the shares subject to the option vest and become exercisable on the grant date and one hundred fifteen thousand (115,000) of the shares subject to the option vest and become exercisable on the first anniversary of the grant date.  In addition, pursuant to the director compensation plan previously approved by the Board, Mr. Wang will receive an option to purchase up to twenty thousand (20,000) shares of the Company’s common stock at an exercise price equal to the closing bid price quoted on the OTCBB.  Five thousand (5,000) of the shares subject to the option vest and become exercisable on the grant date and five thousand (5,000) shares subject to the option vest and become exercisable every three months thereafter.

Yu Liguo, a director of the Company, will receive an option an option to purchase up to eighty thousand (80,000) shares of the Company’s common stock at an exercise price equal to the closing bid price quoted on the OTCBB.  Forty thousand (40,000) of the shares subject to the option vest and become exercisable on the grant date and forty thousand (40,000) of the shares subject to the option vest and become exercisable on the first anniversary of the grant date.  In addition, pursuant to the director compensation plan previously approved by the Board, Mr. Wang will receive an option to purchase up to twenty thousand (20,000) shares of the Company’s common stock at an exercise price equal to the closing bid price quoted on the OTCBB.  Five thousand (5,000) of the shares subject to the option vest and become exercisable on the grant date and five thousand (5,000) shares subject to the option vest and become exercisable every three months thereafter.

Zhang Yang, Chief Financial Officer, will receive a stock award of one hundred thousand (100,000) shares of common stock.  Fifty thousand (50,000) of the shares will vest on the grant date and fifty thousand (50,000) of the shares will vest on the first anniversary of the grant date.

Jiang Chao, Executive Vice President of Finance, will receive a stock award of twenty thousand (20,000) shares of common stock.  Ten thousand (10,000) of the shares will vest on the grant date and ten thousand (10,000) of the shares will vest on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: July 23, 2008	By:	/s/ Wang Hongjun
Wang Hongjun
President, Chairman and Chief Executive Officer

2